EXHIBIT 2.1

SHARE EXCHANGE AND CONVERSION AGREEMENT

by and among

MAKKANOTTI GROUP CORP. (“PUBCO”),

a Nevada corporation

and

THE MAJORITY STOCKHOLDER OF PUBCO

on the one hand;

and

CURE PHARMACEUTICAL CORPORATION (“PRIVECO”),

a California corporation

and

THE STOCKHOLDERS OF PRIVECO

and

THE NOTEHOLDERS OF PRIVECO

on the other hand

Dated as of November 7, 2016

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SHARE EXCHANGE AND CONVERSION AGREEMENT

THIS SHARE EXCHANGE AND CONVERSION AGREEMENT (this “Agreement”), dated as of November 7, 2016, is made and entered into by and among Makkanotti Group Corp., a Nevada corporation (“Pubco”), Aureus Fiduciary Nevis Limited, a Nevis limited company and the majority stockholder of Pubco (“Pubco Stockholder”), on the one hand, and Cure Pharmaceutical Corporation, a California corporation (“Priveco”), the stockholders of Priveco identified on the attached Signature Pages of Priveco Stockholders (together referred to herein as “Priveco Stockholders,” each a “Priveco Stockholder”), and the holders of Priveco’s convertible promissory notes identified on the attached Signature Pages of Priveco Noteholders (together referred to herein as “Priveco Noteholders,” each a “Priveco Noteholder”), on the other hand. Each party to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, on October 28, 2016, the board of directors of Pubco adopted resolutions approving Pubco’s acquisition of the equity interests of Priveco held by Priveco Stockholders by means of a share exchange with Priveco Stockholders (the “Share Exchange”), and the conversion of convertible promissory notes of Priveco held by Priveco Noteholders (each a “Note”, and collectively, the “Notes”) into shares of Pubco’s common stock (the “Conversion”), upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, each Priveco Stockholder owns the amount of equity interests (in shares of capital stock or otherwise) of Priveco set forth on such Priveco Stockholder’s Signature Page of Priveco Stockholders (collectively, the “Priveco Shares”);

WHEREAS, Priveco Stockholders desire to sell and transfer their respective holdings of the Priveco Shares in exchange for shares of Pubco pursuant to the terms and conditions of this Agreement, and will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, each Priveco Noteholder owns a Note in the principal amount set forth on such Priveco Noteholder’s Signature Page of Priveco Noteholders;

WHEREAS, concurrently with closing of the Share Exchange, the Notes shall convert into shares of Pubco pursuant to the terms and conditions of this Agreement, and Priveco Noteholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, concurrently with the execution of this Agreement, Pubco and two Pubco stockholders (includes Pubco Stockholder and hereinafter collectively referred to as the “Cancelling Stockholders”) shall each enter into Share Cancellation Agreements, dated as of the date of this Agreement, in substantially the forms attached hereto as Exhibit A and Exhibit B (collectively, the “Cancellation Agreements”), pursuant to which two Pubco stockholders have agreed to cancel an aggregate 16,833,790 shares of Pubco’s common stock held by them (the “Cancellation Shares”) representing approximately 67.38% of the issued and outstanding capital stock of Pubco immediately prior to the transactions contemplated under this Agreement (such shares cancellations are hereinafter collectively referred to as the “Shares Cancellations”);

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WHEREAS, Pubco Stockholder will enter into this Agreement for the purpose of making certain representations, warranties, covenants and agreements;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Priveco will become a 100% wholly-owned subsidiary of Pubco; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended and in effect on the date of this Agreement (the “Code”) and the regulations corresponding thereto, so that the Exchange shall qualify as a tax free reorganization under the Code, and that the share exchange transaction contemplated by this Agreement shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

SHARE EXCHANGE AND CONVERSION

1.1 Share Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), Pubco and Priveco Stockholders shall do the following in connection with the Share Exchange:

(a) Priveco Stockholders will each sell, convey, assign, transfer and deliver to Pubco the stock certificates representing the Priveco Shares held by each Priveco Stockholder as set forth in such Priveco Stockholder’s Signature Page of Priveco Stockholders attached hereto, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Priveco, each accompanied by a properly executed and authenticated stock power, instrument of transfer or other instrument of like tenor.

(b) As consideration in exchange for the acquisition of the Priveco Shares, Pubco will issue to each Priveco Stockholder or its designees, in exchange for such Priveco Stockholder’s portion of the Priveco Shares, the number of shares of Pubco common stock set forth in such Priveco Stockholder’s Signature Page of Priveco Stockholders attached hereto. The 9,010,000 shares of the Common Stock to be issued in the aggregate by Pubco to all Priveco Stockholders, shall hereinafter be referred to as the “Exchange Shares.”

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1.2 Conversion. Upon the terms and subject to the conditions hereof, at the Closing, Pubco and Priveco Noteholders shall do the following in connection with the Conversion:

(a) Each Priveco Noteholder will each deliver to Pubco for cancellation the Note held by such Priveco Noteholder, in the principal amount as set forth in such Priveco Noteholder’s Signature Page of Priveco Noteholders attached hereto.

(b) As consideration for the surrender of the Notes, Pubco will issue to each Priveco Noteholder or its designees, the number of shares of common stock set forth in such Priveco Noteholder’s Signature Page of Priveco Noteholders attached hereto. The 6,106,463 shares of the Common Stock to be issued in the aggregate by Pubco to all Priveco Noteholders shall hereinafter be referred to as the “Conversion Shares.”

1.3 Closing Date. The closing of the Share Exchange and the Conversion (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, and on or prior to November 14, 2016, or on such other date as may be mutually agreed upon in writing by the Parties. Such date is referred to herein as the “Closing Date.”

1.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, Priveco Stockholders, Priveco Noteholders, Priveco, Pubco Stockholder and/or Pubco (as applicable) will take all such lawful and necessary action.

1.5 Tax Consequences. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Share Exchange and Conversion shall qualify as a tax-free reorganization under the Code.

1.6 Certain Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Common Stock” means the common stock of Pubco, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means Financial Industry Regulatory Authority.

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“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party after reasonable inquiry.

“Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the referenced party.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) any other document performing a similar function to the documents specified in clause (a) adopted or filed in connection with the creation, formation or organization of a Person; and (c) any and all amendments to any of the foregoing.

“Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate Proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate Proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

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“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Priveco Common Stock Equivalents” means any securities of Priveco which would entitle the holder thereof to acquire at any time such entities capital stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive shares of such entities capital stock.

“Priveco Indemnified Parties” means Priveco, Priveco Stockholders and Priveco Noteholders and their respective Affiliates and the officers, directors and representatives of such Persons; provided that (i) Pubco shall be a member of Priveco Indemnified Parties after the Closing and (ii) none of Pubco Stockholder nor any of Pubco Stockholder’s Affiliates shall be members of Priveco Indemnified Parties at any time.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Pubco Common Stock Equivalents” means any securities of Pubco which would entitle the holder thereof to acquire at any time such entities capital stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive shares of such entities capital stock.

“SEC” means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any entity, whether or not capitalized, in which the referenced party, owns, directly or indirectly, an equity interest of more than fifty percent (50%).

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTCQB and OTC Pink quotation tiers of OTC Markets Group, Inc. or the OTC Bulletin Board.

“Transaction” means the transactions contemplated by this Agreement, including the Share Exchange and the Conversion.

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto, the Cancellation Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person”as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF PRIVECO

Except as otherwise disclosed herein or in a disclosure schedule (“Schedule”) attached hereto, Priveco hereby represents and warrants to Pubco and Pubco Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

2.1 Organization. Priveco is duly incorporated, validly existing and in good standing under the laws of the State of California, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, and to own, hold and operate its properties and assets as now owned, held and operated by it. Priveco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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2.2 Subsidiaries. As of the Closing, Priveco has no direct or indirect Subsidiaries.

2.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of Priveco have been delivered to Pubco prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. Priveco is not in violation or breach of any of the provisions of its Organizational Documents.

2.4 Authorization and Validity of this Agreement. Priveco has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Priveco is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Priveco is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which Priveco is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of Pubco. The execution, delivery and performance by Priveco of this Agreement and each of the Transaction Documents to which Priveco is a party have been duly authorized by all necessary corporate action and do not require from Priveco’s board of directors, Priveco Stockholder or Priveco Noteholder any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by Priveco of this Agreement and each of the Transaction Documents to which Priveco is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

2.5 No Violation. Neither the execution nor the delivery by Priveco of this Agreement or any Transaction Document to which Priveco is a party, nor the consummation or performance by Priveco of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Priveco; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Priveco is a party or by which the properties or assets of Priveco are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Priveco, or any of the properties or assets owned or used by Priveco, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Priveco or that otherwise relate to the business of, or any of the properties or assets owned or used by, Priveco, except, in the cases of clauses (b), (c) and (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

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2.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than Priveco, this Agreement and each of the Transaction Documents to which Priveco is a party are duly authorized, executed and delivered by Priveco and constitute the legal, valid and binding obligations of Priveco, enforceable against Priveco in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

2.7 Capitalization. Priveco has authorized capital stock consisting of a total of 10,000,000 shares of common stock (the “Priveco Capital Stock”). Priveco has 2,718,253 shares of Priveco Capital Stock currently issued and outstanding. The Priveco Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Priveco to issue, sell, redeem or purchase any of its securities. Except as set forth in Schedule 2.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Priveco Capital Stock, or Contracts, commitments, understandings or arrangements by which Priveco is or may become bound to issue additional shares of Priveco Capital Stock or Priveco Common Stock Equivalents.

2.8 Priveco Stockholders and Noteholders. The attached Signature Pages of Priveco Stockholders contain the names of the record and beneficial holders of all of the outstanding capital stock of the Priveco. The attached Signature Pages of the Priveco Noteholders contain the names of the record and beneficial holders of all of the outstanding Notes of Priveco. Except as expressly provided in this Agreement, no holder of Priveco Shares, Notes or any other security of the Priveco or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise.

2.9 Compliance with Laws and Other Instruments. Except for those that would not have a Material Adverse Effect, the business and operations of the Priveco have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, Pubco has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Priveco and, to the knowledge of Priveco, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except for those that would not have a Material Adverse Effect, Priveco is, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Priveco is a party or by which any of Priveco’s properties, assets or rights are bound or affected. Priveco is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Priveco, any event or circumstance relating to Priveco that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Priveco from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

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2.10 Legal Proceedings. There is no pending Proceeding that has been commenced against Priveco and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Knowledge of Priveco, no such Proceeding has been threatened. No current officer, director or Person known to Priveco to be the record or beneficial owner in excess of 5% of Priveco’s outstanding capital stock, is a party adverse to Priveco or has a material interest adverse to Priveco in any material pending Proceeding.

2.11 Certain Fees. Except as set forth in Schedule 2.11, no brokerage or finder’s fees or commissions are or will be payable by Priveco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.12 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, Priveco owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Priveco as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of Priveco as presently conducted are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole.

2.13 Board Recommendation. Priveco’s board of directors has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Priveco, Priveco Stockholders and Priveco Noteholders.

2.14 Liabilities. Except as indicated in the financial statements and those incurred in the ordinary business hereto, since June 30, 2016, Priveco has not incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

2.15 Disclosure. The representations and warranties and statements of fact made by Priveco in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PRIVECO STOCKHOLDERS

Except as otherwise disclosed herein or in a Schedule attached hereto, each Priveco Stockholder hereby represents and warrants to Pubco and Pubco Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

3.1 Ownership of the Priveco Shares. Each Priveco Stockholder owns, beneficially and of record, good and marketable title to the amount of the Priveco Shares set forth in such Priveco Stockholder’s Signature Page of Priveco Stockholders attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. Each Priveco Stockholder represents that they have no right or claims whatsoever to any equity interests of Priveco, other than the Priveco Shares set forth in such Priveco Stockholder’s Signature Page of Priveco Stockholders attached hereto, and does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Priveco. At the Closing, Priveco Stockholders will convey to Pubco good and marketable title to the Priveco Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders’ agreements or restrictions.

3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by Priveco Stockholders and constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Purchase of Restricted Securities for Investment. Each Priveco Stockholder acknowledges that the Exchange Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Exchange Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Exchange Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Priveco Stockholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, each Priveco Stockholder acknowledges and agrees that:

(a) Each Priveco Stockholder is acquiring the Exchange Shares for investment for such Priveco Stockholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Priveco Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Priveco Stockholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Priveco Stockholder understands that the Exchange Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that Pubco’s reliance on such exemption is predicated on the each Priveco Stockholder’s representations set forth herein.

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3.4 Status of Stockholder. Each of Priveco Stockholders hereby makes the representations and warranties in either paragraph (a), (b) or (c) of this Section 3.4, as indicated on the signature page of such Priveco Stockholder which is attached and part of this Agreement:

(a) Accredited Investor Under Regulation D. The Priveco Stockholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex I, and such Priveco Stockholder is not acquiring its portion of the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b) Sophisticated Investor as Described in Rule 506(b)(2)(ii). The Priveco Stockholder is a “sophisticated investor” as that term is described in Rule 506(b)(2)(ii) promulgated under the Securities Act that (i) has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in Pubco; (ii) is not acquiring its portion of the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; (iii) is aware of and has had the opportunity to review Pubco’s SEC Reports as filed on www.sec.gov, (iv) has, prior to the date of this Agreement, had the opportunity to ask questions of and receive answers from, or obtain additional information from Pubco and Priveco and their respective officers and directors (or any Person acting on their behalf) concerning the financial and other affairs of Pubco and Priveco, and to the extent deemed necessary in light of such Priveco Stockholder’s personal knowledge of the Pubco’s and Priveco’s affairs, such Priveco Stockholder has asked such questions and received answers to the full satisfaction of such Priveco Stockholder, (v) has, prior to the date of this Agreement, had access to and has acquired information, documents, records and books regarding Pubco and Priveco that such Priveco Stockholder deems sufficient to reach an informed and knowledgeable decision to acquire the Exchange Shares being acquired; and (vi) is not relying on any oral representation of Pubco, Priveco or any other Person, nor any written representation or assurance from Pubco or Priveco in connection with such Priveco Stockholder’s acceptance of the Exchange Shares and investment decision in connection therewith.

(c) Non-U.S. Person Under Regulation S. The Priveco Stockholder:

(i) is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii) at the time of Closing, such Priveco Stockholder was located outside the United States;

(iii) no offer of the Exchange Shares was made to such Priveco Stockholder within the United States;

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(iv) such Priveco Stockholder is either (a) acquiring the Exchange Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(c);

(v) all subsequent offers and sales of the Exchange Shares by such Priveco Stockholder will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Exchange Shares under the Securities Act, or pursuant to an exemption from such registration; such Priveco Stockholder understands the conditions of the exemption from registration afforded by section 4(a)(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(vi) such Priveco Stockholder will not resell the Exchange Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii) such Priveco Stockholder shall not and hereby agrees not to enter into any short sales with respect to the Common Stock of Pubco at any time after the execution of this Agreement by such Priveco Stockholder and prior to the expiration of the Restricted Period;

(viii) such Priveco Stockholder understands that the Exchange Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Pubco is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of such Priveco Stockholder set forth herein in order to determine the applicability of such provisions. Accordingly, such Priveco Stockholder agrees to notify Pubco of any events which would cause the representations and warranties of such Priveco Stockholder to be untrue or breached at any time after the execution of this Agreement by such Priveco Stockholder and prior to the expiration of the Restricted Period;

(ix) in the event of resale of the Exchange Shares to non-U.S. Persons outside of the United States during the Restricted Period, such Priveco Stockholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Exchange Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(x) such Priveco Stockholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Exchange Shares;

(xi) such Priveco Stockholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

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(xii) such Priveco Stockholder has not taken any action that would cause any of the Parties to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xiii) such Priveco Stockholder hereby represents that it has satisfied fully observed of the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Exchange Shares or this Agreement, including (A) the legal requirements of such Priveco Stockholder’s jurisdiction for the purchase and acquisition of the Exchange Shares, (B) any foreign exchange restrictions applicable to such purchase and acquisition, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Exchange Shares; and further, such Priveco Stockholder agrees to continue to comply with such laws as long as it shall hold the Exchange Shares.

3.5 Investment Risk. Each Priveco Stockholder is able to bear the economic risk of acquiring the Exchange Shares pursuant to the terms of this Agreement, including a complete loss of such Priveco Stockholder’s investment in the Exchange Shares.

3.6 Restrictive Legends. Each Priveco Stockholder acknowledges that the certificate(s) representing such Priveco Stockholder’s pro rata portion of the Exchange Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

REGULATION D OR RULE 506(B)(2)(ii) LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

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3.7 Disclosure. The representations and warranties and statements of fact made by Priveco Stockholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PRIVECO NOTEHOLDERS

Except as otherwise disclosed herein or in a Schedule attached hereto, each Priveco Noteholder hereby represents and warrants to Pubco and Pubco Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

4.1 Ownership of the Notes. Each Priveco Noteholder owns, beneficially and of record, good and marketable title to the Note in the principal amount set forth in such Priveco Noteholder’s Signature Page of Priveco Noteholders attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. Each Priveco Noteholder represents that they have no right or claims whatsoever to any equity interests of Priveco, other than pursuant to the Note held by such Priveco Noteholder, and does not have any options, warrants or any other instruments entitling him to exercise or purchase or convert into additional equity interests of Priveco. At the Closing, Priveco Noteholders will convey to Pubco good and marketable title to the Notes, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, Noteholders’ agreements or restrictions.

4.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by Priveco Noteholders and constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.3 Purchase of Restricted Securities for Investment. Each Priveco Noteholder acknowledges that the Conversion Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Conversion Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Conversion Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Priveco Noteholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, each Priveco Noteholder acknowledges and agrees that:

(c) Each Priveco Noteholder is acquiring the Conversion Shares for investment for such Priveco Noteholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Priveco Noteholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Priveco Noteholder further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Conversion Shares.

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(d) Each Priveco Noteholder understands that the Conversion Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that Pubco’s reliance on such exemption is predicated on the each Priveco Noteholder’s representations set forth herein.

4.4 Status of Noteholder. Each of Priveco Noteholders hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 4.4, as indicated on the signature page of such Priveco Noteholder which is attached and part of this Agreement:

(a) Accredited Investor Under Regulation D. Such Priveco Noteholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex I, and such Priveco Noteholder is not acquiring its portion of the Conversion Shares as a result of any advertisement, article, notice or other communication regarding the Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(b) Non-U.S. Person Under Regulation S. Such Priveco Noteholder:

(i) is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii) at the time of Closing, such Priveco Noteholder was located outside the United States;

(iii) no offer of the Conversion Shares was made to such Priveco Noteholder within the United States;

(iv) such Priveco Noteholder is either (a) acquiring the Conversion Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 4.4(b);

(v) all subsequent offers and sales of the Conversion Shares by such Priveco Noteholder will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Conversion Shares under the Securities Act, or pursuant to an exemption from such registration; such Priveco Noteholder understands the conditions of the exemption from registration afforded by section 4(a)(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

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(vi) such Priveco Noteholder will not resell the Conversion Shares to U.S. Persons or within the United States until after the end of the Restricted Period;

(vii) such Priveco Noteholder shall not and hereby agrees not to enter into any short sales with respect to the Common Stock of Pubco at any time after the execution of this Agreement by such Priveco Noteholder and prior to the expiration of the Restricted Period;

(viii) such Priveco Noteholder understands that the Conversion Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Pubco is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of such Priveco Noteholder set forth herein in order to determine the applicability of such provisions. Accordingly, such Priveco Noteholder agrees to notify Pubco of any events which would cause the representations and warranties of such Priveco Noteholder to be untrue or breached at any time after the execution of this Agreement by such Priveco Noteholder and prior to the expiration of the Restricted Period;

(ix) in the event of resale of the Conversion Shares to non-U.S. Persons outside of the United States during the Restricted Period, such Priveco Noteholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Conversion Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(x) such Priveco Noteholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Conversion Shares;

(xi) such Priveco Noteholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xii) such Priveco Noteholder has not taken any action that would cause any of the Parties to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xiii) such Priveco Noteholder hereby represents that it has satisfied fully observed of the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Conversion Shares or this Agreement, including (A) the legal requirements of such Priveco Noteholder’s jurisdiction for the purchase and acquisition of the Conversion Shares, (B) any foreign exchange restrictions applicable to such purchase and acquisition, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Conversion Shares; and further, such Priveco Noteholder agrees to continue to comply with such laws as long as it shall hold the Conversion Shares.

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4.5 Investment Risk. Each Priveco Noteholder is able to bear the economic risk of acquiring the Conversion Shares pursuant to the terms of this Agreement, including a complete loss of such Priveco Noteholder’s investment in the Conversion Shares.

4.6 Restrictive Legends. Each Priveco Noteholder acknowledges that the certificate(s) representing such Priveco Noteholder’s pro rata portion of the Conversion Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the form set forth in Section 3.6, corresponding to the Noteholder’s status as set forth in Section 4.4 and the signature pages hereto.

4.7 Disclosure. The representations and warranties and statements of fact made by Priveco Noteholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PUBCO

AND PUBCO STOCKHOLDER

Except as otherwise disclosed herein or in a Schedule attached hereto, Pubco and Pubco Stockholder hereby, jointly and severally, represent and warrant, to Priveco and Priveco Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

5.1 Organization and Qualification. Pubco is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, and to own, hold and operate its properties and assets as now owned, held and operated by it. Pubco is neither in violation nor default of any of the provisions of its Organizational Documents. Pubco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

5.2 Authorization; Enforcement. Pubco has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Pubco and no further action is required by Pubco, its board of directors or stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 5.4. This Agreement has been (or upon delivery will have been) duly executed by Pubco and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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5.3 No Conflicts. The execution, delivery and performance by Pubco of this Agreement and the consummation by Pubco of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Pubco’s Organizational Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pubco, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pubco debt or otherwise) or other understanding to which Pubco is a party or by which any property or asset of Pubco is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 5.4, conflict with or result in a violation of any Law, Order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which Pubco is subject (including federal and state securities laws and regulations), or by which any property or asset of Pubco is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

5.4 Filings, Consents and Approvals. Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Pubco of this Agreement, other than the filing of a Current Report on Form 8-K and Form D (if applicable) with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

5.5 Issuance of the Exchange Shares and Conversion Shares; Exemptions from Registration. The Exchange Shares and Conversion Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement. Pubco has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. All of Pubco’s issued and outstanding shares of Common Stock were issued pursuant to an exemption from the registration requirements of the Securities Act as set forth in Schedule 5.5, which Schedule shall set forth the exemption pursuant to which the shares were issued.

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5.6 Capitalization. The capitalization of Pubco is as set forth on Schedule 5.6 of the disclosure schedules hereto. Priveco has been provided with a stockholder register from Pubco’s transfer agent as of the date hereof which includes the names and owners of the shares of Common Stock of Pubco and the amounts owned. Pubco has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of the Common Stock, or Contracts, commitments, understandings or arrangements by which Pubco is or may become bound to issue additional shares of the Common Stock or Pubco Common Stock Equivalents. The issuance of the Exchange Shares and Conversion Shares will not obligate Pubco to issue shares of the Common Stock or other securities to any Person (other than Priveco Stockholders) and will not result in a right of any holder of Pubco securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of Pubco are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Pubco’s board of directors is required for the issuance of the Exchange Shares and Conversion Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Pubco’s capital stock to which Pubco is a party or, to the Knowledge of Pubco, between or among any of Pubco’s stockholders.

5.7 SEC Reports; Financial Statements. Pubco has filed all reports, schedules, forms, statements and other documents required to be filed by Pubco under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Pubco was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Pubco included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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5.8 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Pubco has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Pubco’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Pubco has not altered its method of accounting, (iv) Pubco has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Pubco has not issued any equity securities to any officer, director or Affiliate. Pubco does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Exchange Shares and Conversion Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to Pubco or its business, properties, operations or financial condition, that would be required to be disclosed by Pubco under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

5.9 Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the Knowledge of Pubco, threatened against or affecting Pubco or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, the Exchange Shares or Conversion Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Pubco nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Pubco, there is not pending or contemplated, any investigation by the SEC or FINRA involving Pubco or any current or former director or officer of Pubco. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Pubco under the Securities Act.

5.10 Labor Relations. No labor dispute exists or, to the Knowledge of Pubco, is imminent with respect to any of the employees of Pubco which could reasonably be expected to result in a Material Adverse Effect. None of Pubco’s employees is a member of a union that relates to such employee’s relationship with Pubco, and Pubco is not a party to a collective bargaining agreement, and Pubco believes that its relationships with their employees are good. No executive officer, to the Knowledge of Pubco, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Pubco to any liability with respect to any of the foregoing matters. Pubco is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.11 Compliance. Pubco: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pubco under), nor has Pubco received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.12 Regulatory Permits. Pubco possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Pubco has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.

5.13 Title to Assets. Pubco has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Pubco and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Pubco does not own any real property. Any real property and facilities held under lease by Pubco, if any is held by Pubco under valid, subsisting and enforceable leases with which Pubco is in compliance.

5.14 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports and in Schedule 5.14 of the disclosure schedules hereto, none of the officers or directors of Pubco and, to the Knowledge of Pubco, none of the employees of Pubco is presently a party to any transaction with Pubco (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pubco, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Pubco and (iii) other employee benefits.

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5.15 Sarbanes-Oxley; Internal Accounting Controls. Pubco is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that information required to be disclosed by Pubco in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Pubco’s certifying officers have evaluated the effectiveness of Pubco’s disclosure controls and procedures as of the end of the period covered by Pubco’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Pubco presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Pubco’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Pubco’s internal control over financial reporting.

5.16 Certain Fees. Except as set forth in Schedule 5.16, no brokerage or finder’s fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

5.17 Issuance of Exchange Shares and Conversion Shares. Assuming the accuracy of Priveco Stockholders’ representations and warranties set forth under Article 3, and Priveco Noteholders’ representations and warranties set forth under Article 4, no registration under the Securities Act is required for the offer and issuance of the Exchange Shares to Priveco Stockholders and the Conversion Shares to Priveco Noteholders by Pubco as contemplated hereby. The issuance of the Exchange Shares and Conversion Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

5.18 Investment Company. Pubco is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.19 Listing and Maintenance Requirements. The Common Stock is currently quoted on the OTC Market Group Inc.’s OTC Pink quotation system (“OTC Pink”) and Pubco has not, in the twenty four (24) months preceding the date hereof, received any notice from the OTC Market Group, Inc. or FINRA or any trading market on which the Common Stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTC Pink quotation system or such other trading market. Pubco is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements. Trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or any other state authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Priveco Stockholders and Priveco Noteholders, makes it impracticable or inadvisable to acquire the Exchange Shares and Conversion Shares at the Closing.

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5.20 Application of Takeover Protections. Pubco has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s Organizational Documents or the laws of its state of incorporation that is or could become applicable to Priveco Stockholders and Priveco Noteholders as a result of Priveco Stockholders, Priveco Noteholders and Pubco fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Pubco’s issuance of the Exchange Shares and Conversion Shares, Priveco Stockholders’ ownership of the Exchange Shares and Priveco Noteholders’ ownership of the Conversion Shares.

5.21 No Integrated Offering. Assuming the accuracy of Priveco Stockholders’ representations and warranties set forth under Article 3, and Priveco Noteholders’ representations and warranties set forth under Article 4, neither Pubco, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Exchange Shares and Conversion Shares to be integrated with prior offerings by Pubco for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of Pubco are listed or designated.

5.22 Tax Status. Except as set forth in Schedule 5.22, Pubco has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Pubco has no Knowledge of a tax deficiency which has been asserted or threatened against Pubco.

5.23 No General Solicitation. Neither Pubco nor any Person acting on behalf of Pubco has offered or sold any of the Exchange Shares or Conversion Shares by any form of general solicitation or general advertising.

5.24 Foreign Corrupt Practices. Neither Pubco, nor to the Knowledge of Pubco, any agent or other person acting on behalf of Pubco, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Pubco (or made by any person acting on its behalf of which Pubco is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

5.25 Accountants. Pubco’s accounting firm is set forth on Schedule 5.25 of the disclosure schedules hereto. To the Knowledge of Pubco, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements for the period ended March 31, 2016 included in Pubco’s Annual Report on Form 10-K, filed with the SEC on June, 24, 2016.

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5.26 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Pubco to arise, between Pubco and the accountants and lawyers formerly or presently employed by Pubco which could affect Pubco’s ability to perform any of its obligations under this Agreement, and Pubco is current with respect to any fees owed to its accountants and lawyers.

5.27 Regulation M Compliance. Pubco has not, and to the Knowledge of Pubco no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Pubco to facilitate the sale or resale of any of the Exchange Shares or Conversion Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Pubco, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Pubco.

5.28 Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the Knowledge of Pubco, threatened.

5.29 Minute Books. The minute books of Pubco made available to Priveco and Priveco Stockholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

5.30 Employee Benefits. Pubco has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA.

5.31 Business Records and Due Diligence. Prior to the Closing, Pubco delivered to Priveco all records and documents relating to Pubco, which Pubco and possesses, including, without limitation, books, records, government filings, Tax Returns, Organizational Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Pubco.

5.32 Contracts. Except as set forth in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Pubco taken as a whole. Pubco is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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5.33 No Undisclosed Liabilities. Except as otherwise disclosed in Schedule 5.33 or in Pubco’s financial statements included with Pubco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 that was filed with the SEC on November [●], 2016, and except for those liabilities incurred by Pubco in the ordinary course of business after September 30, 2016, Pubco has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Pubco represents that at the Closing Date, Pubco shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

5.34 No SEC or FINRA Inquiries or Trading Suspensions. Neither Pubco nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Trading in the Common Stock is, and has not previously been, suspended by the SEC or FINRA.

5.35 DTC Program. Pubco employs a transfer agent for its Common Stock that is a participant in the Depositary Trust Company’s (“DTC”) Fast Automated Securities Transfer Program. Pubco’s Common Stock is fully transferable pursuant to such program (“DTC Eligible”), and the DTC has not given Pubco any formal or informal notice to the effect that the Common Stock is not or may not continue to be DTC Eligible.

5.36 No Disqualification Events. None of Pubco, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Pubco participating in the transactions hereunder, any beneficial owner of 20% or more of Pubco's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Pubco in any capacity at the time of the Closing (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Pubco has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Pubco has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Priveco Stockholders a copy of any disclosures provided thereunder.

5.37 Shell Company. As of the Closing Date, Pubco is deemed to be a "shell company" as defined in Rule 405 as promulgated pursuant to the Securities Act.

5.38 Subsidiaries. Immediately prior to the Closing, Pubco shall have no direct or indirect Subsidiaries.

5.39 Disclosure. The representations and warranties and statements of fact made by Pubco and Pubco Stockholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PUBCO STOCKHOLDER

Pubco Stockholder. Pubco Stockholder hereby represents and warrants to Priveco and Priveco Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

6.1 Organization and Qualification. Pubco Stockholder is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, and to own, hold and operate its properties and assets as now owned, held and operated by it. Pubco Stockholder is neither in violation nor default of any of the provisions of its Organizational Documents. Pubco Stockholder is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

6.2 Ownership of Pubco Capital Stock. Pubco Stockholder owns, beneficially and of record, good and marketable title to 16,181,400 Cancellation Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders’ agreements, and has no right or claims whatsoever to any other shares of Pubco capital stock and does not have any options, warrants or any other instruments entitling it to exercise to purchase or convert into shares of Pubco capital stock.

6.3 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by Pubco Stockholder and constitutes a valid and binding agreement of it, enforceable against Pubco Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

6.4 Disclosure. The representations and warranties and statements of fact made by Pubco Stockholder in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLE 7

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.1 Survival. Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by Parties under this Agreement shall survive the date hereof for a period of twenty four (24) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Pubco, Pubco Stockholder, Priveco, Priveco Stockholders or Priveco Noteholders may be made at any time. All covenants and agreements herein shall survive the Closing Date until performance is completed under the terms of such covenants and agreements. Nothing in this Article 7 shall impair or alter any covenant or agreement of the Parties which by its terms contemplates performance after the Closing Date.

7.2 Indemnification by the Pubco Stockholder. From and after the Closing Date until the Expiration Date, the Pubco Stockholder shall indemnify and hold harmless the Priveco Indemnified Parties, from and against any all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Damages”) arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by Pubco Stockholder or Pubco in this Agreement or any Transaction Document or in any certificate delivered by Pubco Stockholder or Pubco pursuant to this Agreement; or (b) any breach (or alleged breach) by Pubco Stockholder or Pubco of any covenant, agreement or obligation of Pubco Stockholder or Pubco in this Agreement or any Transaction Document required to be performed by Pubco Stockholder or Pubco on or prior to the Closing Date or by Pubco Stockholder after the Closing Date.

7.3 Matters Involving Third Parties.

(a) If any third party shall notify any Priveco Indemnified Parties (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against Pubco Stockholder (the “Indemnifying Party”) under this Article XII , then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

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(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event any condition in Section 7.3(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 7.

ARTICLE 8

COVENANTS OF THE PARTIES

8.1 Corporate Examinations and Investigations. Prior to the Closing, each Party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Priveco and Pubco as each party may request. In order that each Party may have the full opportunity to do so, Priveco, Pubco, Priveco Stockholders and Pubco Stockholder shall furnish each Party and its representatives during such period with all such information concerning the affairs of Priveco or Pubco as each Party or its representatives may reasonably request and cause Priveco or Pubco and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each Party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each Party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each Party’s premises, with copies thereof to be provided to each Party and/or its representatives upon request.

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8.2 Cooperation; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement. Pubco and Priveco and their respective representatives will use their best efforts and cooperate with one another: (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, in promptly making any such filings and in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other’s due diligence investigations. The Parties shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

8.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each Party shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Priveco and Priveco Stockholders on the one hand, and Pubco and Pubco Stockholder on the other hand. Without the prior written consent of Priveco, Priveco Stockholders, Pubco or Pubco Stockholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

8.4 Litigation. From the date hereof through the Closing, each Party shall promptly notify the representative of the other Parties of any lawsuits, claims, Proceedings or investigations which after the date hereof are threatened or commenced against such Party or any of its Affiliates or any officer, director, employee, consultant, agent or stockholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on such Party.

8.5 Notice of Default. From the date hereof through the Closing, each Party shall give to the representative of the other Parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such Party’s representations or warranties herein.

8.6 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement or letter of intent previously executed by the Parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 10 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

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(b) Access to Information. Pubco will afford Priveco and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Pubco during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Pubco, as Priveco may reasonably request. No information or Knowledge obtained by Priveco in any investigation pursuant to this Section 8.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

8.7 Public Disclosure. Except to the extent previously disclosed or to the extent the Parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a Party believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure.

8.8 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of Priveco, after the Closing Date, Pubco Stockholder shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Pubco occurring, reported or filed prior to the Closing, as may be necessary or required by Pubco for the preparation of the post-Closing Date reports that Pubco is required to file with the SEC to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

8.9 Designation of New Officers and Directors. On the Closing Date, Pubco shall accept the resignation of Michael Hlavsa as President, Treasurer, Secretary and sole director to be effective on the Closing Date. On the Closing Date, Pubco shall also appoint Robert Davidson, William Yuan and Charles Berman as new members of Pubco’s board of directors. In addition, effective on the Closing Date, Pubco shall appoint the following new officers of Pubco: Robert Davidson as the Chief Executive Officer, Edward Maliski as President and Chief Scientific Officer, Mark Udell as Chief Financial Officer, Treasurer and Secretary and Wayne Nasby as Chief Operating Officer.

8.10 Payment of Pubco Liabilities. Pubco and Pubco Stockholder agree to pay, on or before the Closing Date, all of the liabilities of Pubco in their entirety and all of Pubco’s expenses through the Closing Date that are related to the transactions contemplated by this Agreement.

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8.11 Shares Cancellations. In connection with the Cancellation Agreements and immediately prior to the Closing, Pubco Stockholder and Pubco each agrees to execute and deliver or cause the execution and delivery of any and all agreements, documents and instruments reasonably necessary to effect the Shares Cancellations, including originally executed stock certificate(s) and stock power(s) with proper endorsements and/or medallion certified signatures (or equivalent) as may be required by Pubco’s transfer agent for the Shares Cancellations.

8.12 Reserved.

8.13 Equity Incentive Plan. After the Closing Date, Pubco will develop and approve an equity incentive plan for the employees and management of the Company (the “Equity Incentive Plan”) which will include 3,490,010 shares of Pubco’s common stock reserved for issuance in connection with the Equity Incentive Plan. Pubco agrees to seek the approval of its stockholders in compliance with the Securities Act and applicable Nevada Revised Statutes to approve the Equity Incentive Plan.

ARTICLE 9

CONDITIONS TO CLOSING

9.1 Conditions to Obligations of Priveco, Priveco Stockholders and Priveco Noteholders. The obligations of Priveco, Priveco Stockholders and Priveco Noteholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Pubco and Pubco Stockholder shall have delivered or caused to be delivered to Priveco and Priveco Stockholders the following:

(i) this Agreement duly executed by Pubco’s duly authorized signatory and by Pubco Stockholder;

(ii) the Cancellation Agreements duly executed by Pubco’s duly authorized signatory and by the Cancelling Stockholders;

(iii) letter of resignation from Pubco’s current executive officer as follows: (1) letter of resignation of Michael Hlavsa as to all of the offices he currently holds with Pubco to be effective on the Closing Date and confirming that he has no claim against Pubco in respect of any outstanding remuneration or fees of whatever nature as of the Closing Date;

(iv) letter of resignation from Pubco’s current sole director as follows: (a) letter of resignation of Michael Hlavsa as sole director, with resignation to be effective on the Closing Date and confirming that he has no claim against Pubco in respect of any outstanding remuneration or fees of whatever nature as of the Closing Date;

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(v) resolutions duly adopted by the board of directors of Pubco approving the following events or actions, as applicable:

(A) the execution, delivery and performance of this Agreement;

(B) the Share Exchange and the terms thereof;

(C) the Conversion and the terms thereof;

(D) the Shares Cancellations and the terms thereof;

(E) the change of Pubco’s fiscal year end from March 31 to December 31;

(F) the appointment of Robert Davidson, William Yuan and Charles Berman to Pubco’s board of directors, effective on the Closing Date; and

(G) the appointment of the following person/s as officer/s of Pubco, with the titles set forth opposite his name, effective on the Closing Date:

Robert Davidson	Chief Executive Officer
Edward Maliski	President and Chief Scientific Officer
Mark Udell	Chief Financial Officer, Treasurer and Secretary
Wayne Nasby	Chief Operating Officer

(vi) a certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than three calendar (3) days prior to the Closing Date (the “Good Standing Certificate”);

(vii) an instruction letter signed by the President of Pubco addressed to Pubco’s transfer agent of record, in a form reasonably acceptable to Priveco and Pubco’s transfer agent and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Exchange Shares and Conversion Shares to be delivered pursuant to this Agreement registered in the names set forth in the attached Signature Pages of Priveco Stockholders and Signature Pages of Priveco Noteholders;

(viii) a certificate of the Secretary of Pubco, dated as of the Closing Date, certifying as to (a) the incumbency of officers of Pubco executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (b) a copy of the Articles of Incorporation and Bylaws of Pubco, as in effect on and as of the Closing Date, and (c) a copy of the resolutions of the board of directors of Pubco authorizing and approving Pubco’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

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(ix) a stockholder list of Pubco as certified by Pubco’s transfer agent, dated within three (3) calendar days of the Closing Date;

(x) all corporate records, Organizational Documents, agreements, seals and any other information reasonably requested by Priveco’s representatives with respect to Pubco;

(xi) evidence satisfactory to Priveco of the delivery by Pubco Stockholder to Pubco of the original stock certificates representing the Cancellation Shares, accompanied by a stock power(s) with proper endorsements and/or medallion certified signatures (or equivalent) as may be required by Pubco’s transfer agent for the cancellation and any and all other agreements, documents and instruments required by the transfer agent for the Shares Cancellations as described in Section 8.11 herein;

(xii) such other documents as Priveco and/or Priveco Stockholders may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties to be True. The representations and warranties of Pubco and Pubco Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Pubco and Pubco Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Assets, Subsidiaries and Liabilities. At the Closing, Pubco shall have no liabilities, debts, Liens or payables (direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise), no tax obligations, no assets, no Subsidiaries, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since June 30, 2016. At the Closing, Pubco shall provide evidence of the extinguishment of all Pubco pre-Closing liabilities, including but not limited to Pubco’s debts, liabilities, Liens, payables (direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise) and tax obligations as requested by Priveco.

(d) SEC Filings. At the Closing, Pubco will be current in all SEC filings that Pubco is required to file.

(e) Outstanding Capital Stock. Pubco shall have at least 75,000,000 shares of its Common Stock authorized and shall have no more than 24,984,000 shares of its Common Stock issued and outstanding immediately prior to the Closing.

(f) No Adverse Effect. The business and operations of Pubco will not have suffered any Material Adverse Effect.

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9.2 Conditions to Obligations of Pubco. The obligations of Pubco and Pubco Stockholder under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Priveco and/or Priveco Stockholders shall have delivered to Pubco the following:

(i) this Agreement duly executed by Priveco, Priveco Stockholders and Priveco Noteholders;

(ii) resolutions duly adopted by the board of directors of Priveco authorizing and approving the execution, delivery and performance of this Agreement;

(iii) certificates representing the Priveco Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers, instruments of transfer or other executed instruments of like tenor;

(iv) the Notes to be delivered for cancellation pursuant to this Agreement; and

(v) such other documents as Pubco may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of Priveco, Priveco Stockholders and Priveco Noteholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Priveco, Priveco Stockholders and Priveco Noteholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c) No Adverse Effect. The business and operations of Priveco will not have suffered any Material Adverse Effect.

ARTICLE 10

SEC FILING; TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Parties hereto;

(b) by either Pubco, Priveco or Priveco Stockholders if the Transaction shall not have been consummated for any reason by November 15, 2016;

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(c) by either Pubco, Priveco or Priveco Stockholders if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(d) by Priveco: (i) if Priveco is not satisfied with the results of its due diligence investigation and Priveco so notifies Pubco or its representatives before November 14, 2016, 2016, or (ii) if Pubco or Pubco Stockholder shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured before November 14, 2016.

10.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 10.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 10.1, Section 10.2 and Article 11 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 11

GENERAL PROVISIONS

11.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent, transmitted or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice). Any notices or other communications required or permitted hereunder shall be in writing, delivered via facsimile, email, U.S. nationally recognized overnight courier or by hand-delivery and shall be deemed sufficiently given, received and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via confirmed facsimile at the applicable facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed facsimile at the applicable facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pacific Standard Time) on any Trading Day, (iii) the date of transmission, if such notice or communication is delivered via email at the applicable email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a Trading Day (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (iv) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the applicable email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pacific Standard Time) on any Trading Day (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient), (v) the second Trading Day following the date of mailing, if sent to the applicable address set forth in the signature pages hereto by internationally recognized overnight courier service, or (vi) the date of actual receipt by the party to whom such notice or communication is required or permitted to be given, if such notice or communication is hand-delivered to such party.

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11.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

11.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

11.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the Parties.

11.5 Separate Counsel. Each Party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement.

11.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state courts sitting in the County of Ventura, California or in the United States District Court in the Western Division of the Central District of California. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the County of Ventura, California or in the United States District Court in the Western Division of the Central District of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via internationally recognized overnight courier service (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party(s) for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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11.7 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms hereof and deliver them in person to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Priveco, Pubco, Pubco Stockholder, holders of at least a majority of the aggregate number of the Conversion Shares issued or to be issued to the Priveco Noteholders and holders of at least a majority of the aggregate number of the Exchange Shares issued or to be issued to the Priveco Stockholders; provided that, the consent of any Priveco Stockholder or Pubco Stockholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such stockholder (other than by virtue of their ownership of Priveco or Exchange Shares, as applicable).

11.9 Parties in Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties.

11.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

11.11 Expenses. At or prior to the Closing, the Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

11.12 Third Party Beneficiaries. This Agreement is strictly between Pubco, Pubco Stockholder, Priveco, Priveco Stockholders and Priveco Noteholders, and, except as specifically provided, no director, officer, stockholder (other than Priveco Stockholders), employee, agent, independent contractor or any other Person or entity shall be deemed to be a third party beneficiary of this Agreement.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first written above.

PUBCO:

MAKKANOTTI GROUP CORP.,

a Nevada corporation

By:	/s/ Michael Hlavsa
Name:	Michael Hlavsa
Title:	President

Address for Notices:

Phone:
Fax:
Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOR PUBCO STOCKHOLDER FOLLOWS.]

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SIGNATURE PAGE OF PUBCO STOCKHOLDER

PUBCO STOCKHOLDER:

AUREUS FIDUCIARY NEVIS LIMITED

By:	/s/ Milan Patel
Name:	Milan Patel
Title:

Address for Notices:

Phone:
Fax:
Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOR PRIVECO FOLLOWS.]

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SIGNATURE PAGE OF PRIVECO

PRIVECO:

CURE PHARMACEUTICAL CORPORATION,

a California corporation

By:	/s/ Robert Davidson
Name:	Robert Davidson
Title:	Chief Executive Officer

Address for Notices:

1620 Beacon Place Oxnard, CA 93033 Tel: (805) 824-0410 Fax: (805) 487-7163 Email: RDavidson@curepharmaceutical.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES OF PRIVECO STOCKHOLDERS AND SIGNATURE PAGES OF PRIVECO NOTEHOLDERS FOLLOW.]

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SIGNATURE PAGES OF PRIVECO STOCKHOLDERS

(Please use this Signature Page for Priveco Stockholders that are Entities)

PRIVECO STOCKHOLDER:

[INSERT PRIVECO STOCKHOLDER ENTITY NAME HERE]

By:
Name:
Title:

Number of Priveco Shares Owned by Priveco Stockholder	Exchange Shares to be Received in Exchange for Priveco Shares

Address for Notices:

Phone:
Fax:
Email:

Check One:

This Priveco Stockholder hereby certifies that it is:

☐	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4(a) and Annex I of this Agreement); or

☐	a “Sophisticated Investor,” as described in Rule 506(b)(2)(ii) promulgated under the Securities Act, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Priveco Stockholder; or

☐

a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(c) of this Agreement are true and correct as to such Priveco Stockholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(c).

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SIGNATURE PAGES OF PRIVECO STOCKHOLDERS

(Please use this Signature Page for Priveco Stockholders that are Individuals)

PRIVECO STOCKHOLDER:

Name:

Number of Priveco Shares Owned by Priveco Stockholder	Exchange Shares to be Received in Exchange for Priveco Shares

Address for Notices:

Phone:
Fax:
Email:

Check One:

This Priveco Stockholder hereby certifies that it is:

☐	an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4(a) and Annex I of this Agreement); or

☐	a “Sophisticated Investor,” as described in Rule 506(b)(2)(ii) promulgated under the Securities Act, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to such Priveco Stockholder; or

☐	a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(c) of this Agreement are true and correct as to such Priveco Stockholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(c).

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SIGNATURE PAGES OF PRIVECO NOTEHOLDERS

(Please use this Signature Page for Priveco Noteholders that are Entities)

PRIVECO NOTEHOLDER:

[INSERT PRIVECO NOTEHOLDER ENTITY NAME HERE]

By:
Name:
Title:

Principal Amount of Note Held by Priveco Noteholder ($)	Conversion Shares to be Received for Cancellation of Note

Address for Notices:

Phone:
Fax:
Email:

Check One:

This Priveco Noteholder hereby certifies that it is:

☐	an “Accredited Investor” under Regulation D of the Securities Act (see Section 4.4(a) and Annex I of this Agreement); or

☐	a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 4.4(b) of this Agreement are true and correct as to such Priveco Noteholder, and hereby accepts and agrees to comply with the covenants in Section 4.4(b).

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SIGNATURE PAGES OF PRIVECO NOTEHOLDERS

(Please use this Signature Page for Priveco Noteholders that are Individuals)

PRIVECO NOTEHOLDER:

Name:

Principal Amount of Note Held by Priveco Noteholder ($)	Conversion Shares to be Received for Cancellation of Note

Address for Notices:

Phone:
Fax:
Email:

Check One:

This Priveco Noteholder hereby certifies that it is:

☐	an “Accredited Investor” under Regulation D of the Securities Act (see Section 4.4(a) and Annex I of this Agreement); or

☐	a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 4.4(b) of this Agreement are true and correct as to such Priveco Noteholder, and hereby accepts and agrees to comply with the covenants in Section 4.4(b).

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EXHIBIT A

TO

SHARE EXCHANGE AGREEMENT

[FORM OF SHARE CANCELLATION AGREEMENT]

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EXHIBIT B

TO

SHARE EXCHANGE AGREEMENT

[FORM OF SHARE CANCELLATION AGREEMENT]

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ANNEX I

ACCREDITED INVESTOR DEFINITION

Category A	The undersigned is a natural person (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, excluding the value of the primary residence of such natural person, presently exceeds $1,000,000.

Category B	The undersigned is a natural person (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the company which is issuing and selling the securities.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors.

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

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DISCLOSURE SCHEDULES

TO

SHARE EXCHANGE AND CONVERSION AGREEMENT

(MAKKANOTTI GROUP CORP.)

(Note: Capitalized terms used herein and not defined shall have the same meanings as set forth in the Share Exchange Agreement attached hereto.)

[DISCLOSURES SCHEDULES COMMENCE ON THE FOLLOWING PAGE]

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Schedule 2.4 – Authorization and Validity of this Agreement

Landlord’s consent is required under the following leases:

Standard Industrial/Commercial Single Tenant Lease dated January 11, 2012 by and between Priveco and George Stern

Standard Industrial/Commercial Single Tenant Lease dated July 10, 2012 by and between Priveco and Fiske Industrial LLC

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Schedule 2.7 – Capitalization

Authorized Shares: 10,000,000 shares of common stock, no par value.

Outstanding Shares: 2,718,253 shares of common stock.

Warrants: Pursuant to that certain Engagement Letter dated October 26, 2015 by and between Priveco and Colorado Financial Service Corporation (“Colorado Financial”), which acted as placement agent in connection with the 2016 Convertible Promissory Note Offering, Colorado Financial is entitled to receive warrants with a five (5) year term to purchase the same security as Priveco Noteholders at $1.00 per share in an amount equal to 6% of the capital received by Priveco in the 2016 Convertible Promissory Note Offering, excluding capital received from Priveco Noteholders introduced to Colorado Financial by Priveco for which no warrants shall be issued. “2016 Convertible Promissory Note Offering” refers to the sale by Priveco, and purchase by Priveco Noteholders, of Priveco’s Convertible Promissory Notes in aggregate principal amount of $6,106,463. In satisfaction of Priveco’s above-described warrant obligation under the Engagement Letter, Colorado Financial has agreed to accept a warrant to be issued directly by Pubco concurrently with the closing of the Transaction for the purchase of up to 141,142 shares of Pubco’s common stock at an exercise price of $1.00 per share and with a five (5) year term.

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Schedule 2.9 – Compliance with Laws and Other Instruments

Leases

Pursuant to the Standard Industrial/Commercial Single Tenant Lease dated January 11, 2012 by and between Priveco and George Stern, Priveco is required to:

1.	Add the landlord as an additional insured under Priveco’s commercial general liability policy;

2.	Obtain loss of income insurance; and

3.	Obtain public liability insurance in the amount of $5,000,000 naming the landlord as an additional insured.

Priveco has not complied with the above requirements, but the landlord has not taken any action with respect to this non-compliance.

Pursuant to the Standard Industrial/Commercial Single Tenant Lease dated July 10, 2012 by and between Priveco and Fiske Industrial LLC, Priveco is required to obtain the necessary loss of income insurance. Priveco has not complied with this requirement, but the landlord has not taken any action with respect to this non-compliance.

Both of the abovementioned leases have expired and are currently month to month leases.

21st Century Note

Priveco received a Notice of Default and Notice of Acceleration dated October 15, 2015 (“Notice”) from the attorney representing 21st Century Brands Distributing LLC (“21st Century”) declaring Priveco to be in default for non-payment of the monthly payments due under the 5% Secured Promissory Note issued to 21st Century Brands, LLC dated May 7, 2015 (“21st Century Note”). The 21st Century Note was assigned to 21st Century on June 8, 2015. The Notice states that as of October 15, 2015, the balance due under the 21st Century Note was $282,878.04 and unless full payment is made within 10 days of the Notice, 21st Century’s intent was to proceed with enforcement of the 21st Century Note.

Priveco and 21st Century subsequently entered into a Letter Agreement dated October 30, 2015 pursuant to which 21st Century agreed to conditionally rescind exercising the Notice and take no action in respect of Priveco’s failure to pay the principal of and accrued interest on the 21st Century Note due prior to the date thereof if Priveco delivered to 21st Century payment of not less than $140,000 (“Partial Payment”) by no later than November 6, 2015 (“Partial Payment Deadline”) and no other Event of Default arises under the 21st Century Note. Priveco failed to make the Partial Payment under the 21st Century Note and entered into another Letter Agreement dated November 29, 2015 (“Second Letter Agreement”) with 21st Century pursuant to which 21st Century agreed to conditionally rescind the Notice and take no action in respect of Priveco’s failure to pay the principal of and accrued interest on the 21st Century Note due prior to the date thereof if Priveco delivered to 21st Century payment of not less than $5,000 each week (“Weekly Payments”) by the last business day of each week beginning with the payment due on November 27, 2015 and no other Event of Default arises under the 21st Century Note. Priveco acknowledged under the Second Letter Agreement that $221,061.45 was due and owing to 21st Century under the 21st Century Note as of November 24, 2015, and that the 21st Century Note bore interest at the default rate of 10% per annum, compounded monthly, and has borne interest at such rate since the date of the Default Notice.

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Priveco has been meeting its obligation to make the Weekly Payments under the Second Letter Agreement and anticipates making its final payment to complete all payments due under the 21st Century Note on October 14, 2016.

Insurance

Pursuant to the Manufacturing and Supply Agreement dated December 1, 2011 by and between Priveco and 21st Century, Priveco is required to add 21st Century as an additional insured under its product liability insurance policy in the amount of $2,000,000 per occurrence and $5,000,000 in the aggregate. 21st Century has not been added as an additional insured to the policy and Priveco’s product liability insurance only covers up to $2,000,000 in the aggregate.

Tax

Priveco has filed its Federal and State corporate tax returns for the fiscal years ending December 31, 2011, 2012 and 2013 only. Priveco is in the process of completing the audits for the years ending December 31, 2014 and 2015. Upon completion of the audits, Priveco will be required to amend the tax returns filed for the years ending December 31, 2011, 2012 and 2013 and file corporate tax returns for the years ended December 31, 2014 and 2015.

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Schedule 2.12 – Title to and Condition of Properties

Security interests in certain or all of Priveco’s assets were granted pursuant to the following agreements:

Promissory Notes

5% Secured Promissory Note dated May 7, 2015 by and between Priveco and 21st Century Brands, LLC

Secured Promissory Note dated May 7, 2015 by and between Priveco and Hollingsworth, Mendenhall & McFadden, LLC

Convertible Notes: All outstanding principal amounts owed under each of the following Convertible Promissory Notes, together with accrued and unpaid interest due thereon, will have been repaid and/or converted into shares of common stock of Priveco (“Termination Event”) prior to the Closing. Any and all security interests granted pursuant to such Convertible Promissory Notes will be terminated with the occurrence of the Termination Event, and Priveco shall request that the relevant noteholders terminate any UCC financing statements which may have been filed by such noteholders.

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Michael Krimbill

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to David A. Krimbill GST Trust

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Mike and Sherry Fine

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Mike and Sherry Fine

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Michael Krimbill

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Limerick Capital LLC

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Paul Mannion (Assigned to Lisa Mannion)

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Paul Mannion (Assigned to Lisa Mannion)

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Krimbill Enterprises LP

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Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Tanya M. Krimbill GST Trust

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Michael R. Krimbill GST Trust

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Jennifer L. Krimbill GST Trust

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Travis J. Krimbill GST Trust

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Avenel Financial Group, Inc. as amended by Addendum dated August 8, 2013 (Assigned to Lisa Mannion)

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Avenel Financial Group, Inc. as amended by Addendum dated August 8, 2013 (Assigned to Lisa Mannion)

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Avenel Financial Group, Inc. as amended by Addendum dated August 8, 2013 (Assigned to Lisa Mannion)

Secured Convertible Promissory Note with Restricted Transferability dated June 8, 2012 issued by Priveco to Avenel Financial Group, Inc. as amended by Addendum dated August 8, 2013 (Assigned to Lisa Mannion)

3% Secured Convertible Note to The Branstetter Group (“TBG”) (Priveco omitted to issue the 3% Secured Convertible Note documents to TBG, but there is an agreement between TBG and Priveco that the $55,000 owed to TBG shall be converted into a 3% Secured Convertible Note identical to those issued pursuant to the Convertible Note Purchase Agreement dated February 25, 2013 by and between Priveco and Maven Partners, LLC)

3% Secured Convertible Note dated June 7, 2013 issued by Priveco to William O. Shields

3% Secured Convertible Note dated April 4, 2014 issued by Priveco to William O. Shields

3% Secured Convertible Note dated May 17, 2013 issued by Priveco to Donald B. Sallee Revocable Trust

3% Secured Convertible Note dated June 25, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated August 1, 2013 issued by Priveco to Frank H. DiCristina, III

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3% Secured Convertible Note dated September 1, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated October 1, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated November 1, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated November 27, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated May 29, 2013 issued by Priveco to Frank H. DiCristina, III

3% Secured Convertible Note dated May, 2013, issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated June 26, 2013, issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated August 1, 2013 issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated September 1, 2013 issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated October 1, 2013 issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated March 21, 2014 issued by Priveco to Patrick M. Shields

3% Secured Convertible Note dated March 21, 2014 issued by Priveco to Thomas L. Shields, the 3rd

3% Secured Convertible Note dated March 21, 2014 issued by Priveco to Thomas L. Shields

3% Secured Convertible Note dated May 16, 2013 issued by Priveco to Fourth Street Fund, LP (Assigned to Lisa Mannion)

3% Secured Convertible Note dated March 5, 2014 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated March 11, 2014 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated February 25, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated April 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

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3% Secured Convertible Note dated May 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated May 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated June 24, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated August 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated September 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated October 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated November 1, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated November 27, 2013 issued by Priveco to Maven Partners, LLC (Assigned to Leland Martin Capital Partners, LLC)

3% Secured Convertible Note dated October 31, 2014 issued by Priveco to Ronick (Rob Davidson)

3% Secured Convertible Note dated November 10, 2014 issued by Priveco to Ronick (Rob Davidson)

3% Secured Convertible Note dated December 1, 2014 issued by Priveco to Ronick (Rob Davidson)

3% Secured Convertible Note dated February 2, 2015 issued by Priveco to Ronick (Rob Davidson)

3% Secured Convertible Note dated June 17, 2015 issued by Priveco to Williams Ten, LLC

3% Secured Convertible Note dated July 13, 2015 issued by Priveco to Williams Ten, LLC

Secured Convertible Promissory Note dated July 24, 2015 issued by Priveco to Pace Wellness, Inc.

Secured Convertible Promissory Note dated July 30, 2015 issued by Priveco to Pace Wellness, Inc.

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Secured Convertible Promissory Note dated August 14, 2015 issued by Priveco to Pace Wellness, Inc.

Secured Convertible Promissory Note dated August 31, 2015 issued by Priveco to Pace Wellness, Inc.

Secured Convertible Promissory Note dated September 14, 2015 issued by Priveco to Pace Wellness, Inc.

Secured Convertible Promissory Note dated September 18, 2015 issued by Priveco to Pace Wellness, Inc.

Secured Convertible Promissory Note dated October 15, 2015 issued by Priveco to Pace Wellness, Inc.

3% Secured Convertible Note dated December 31, 2015 issued by Priveco to Robert Davidson

3% Secured Convertible Note dated December 31, 2015 issued by Priveco to Wayne Nasby

3% Secured Convertible Note dated December 31, 2015 issued by Priveco to Edward Maliski

3% Secured Convertible Note dated December 31, 2015 issued by Priveco to Jon Turman

UCC Financing Statements

UCC Financing Statement filed with the California Secretary of State on July 12, 2012 listing holders of Secured Convertible Promissory Notes with Restricted Transferability dated June 8, 2012 as secured parties

UCC Financing Statement filed with the California Secretary of State on February 28, 2013 listing Paul Mannion as secured party

UCC Financing Statement filed with the California Secretary of State on October 26, 2015 listing 21st Century Brands Distributing LLC as secured party

UCC Financing Statement filed with the California Secretary of State on November 3, 2015 listing Pace Wellness, Inc. as secured party

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Schedule 5.5

Exemption Pursuant to which the Shares Were Issued

The shares issued by the Company were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

Schedule 5.6

Capitalizations

Total Outstanding Shares: 24,984,000

Schedule 5.14

Officer, Director, and/or Employee Transactions with Makkanotti

None.

Schedule 5.16

Finder’s Fees or Commissions

None.

Schedule 5.22

Tax Deficiencies

None.

Schedule 5.25

Accounting Firm

RBSM LLP

Schedule 5.33

Undisclosed Liabilities

None.

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